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                                                                   EXHIBIT 10(f)


                                                                        [LAIDLAW
                                                                   ENVIRONMENTAL
                                                                        SERVICES
                                                                           LOGO]
================================================================================




                                   MANAGEMENT
                                 INCENTIVE PLAN



                                FISCAL YEAR: 1998




Rev: December 10th, 1997

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                                TABLE OF CONTENTS


                                                                        PAGE NO.
                                                                        --------
I.      OVERVIEW                                                             1

II.     PLAN OBJECTIVES                                                      1

III.    ATTAINING GOALS                                                      2

IV.     ELIGIBILITY FOR PLAN PARTICIPATION                                   3

V.      PLAN STRUCTURE

       A.    PERFORMANCE MEASURES AND TARGET BONUSES
                1.   EBIT                                                    3
                2.   Revenue                                                 3
                3.   Earnings Per Share                                      4
                4.   Individual Performance                                  4
                     Table 1:  Performance Rating Qualitative Categories     4

       B.    PERFORMANCE AND AWARD CRITERIA
                1.   Target Bonus Levels                                     5
                2.   Units of Measure                                        5
                     Table 2:  Units of Measure and Payout as Percent
                     of Base Pay by Position                                 5
                3.   Payout Schedule                                         5
                4.   Bonus Cap                                               5
                     Table 3:  Payout Schedule as Percentage of Target
                     Percent for Annual EBIT/Revenue/EPS Achieved Against
                     Committed Targets                                       6

VI.     PAYMENT OF AWARDS                                                    7

VII.    PLAN ADMINISTRATION                                                  7

VIII.   SUMMARY AND CONCLUSION                                               8


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                                   I. OVERVIEW

The Management Incentive Compensation Plan is a short-term cash incentive bonus plan covering the executive staff, Facility Managers, Operations Managers, and other selected managers. The plan allows selected management employees to share directly in the success of the Company through the payment of annual incentive awards which are in turn based on the attainment of business unit goals and individual performance objectives.

The plan will provide the Company with a mechanism to communicate its expectations for Company performance while at the same time allowing the management team the opportunity to earn a total compensation package that is competitive for the industry.


                               II. PLAN OBJECTIVES

The purpose of a bonus compensation plan is to motivate key management performance and to reward those individuals considered responsible for the success of the business. Laidlaw Environmental Services has developed a Management Incentive Plan for key managerial personnel which will provide a significant economic opportunity based on their business unit contribution to the Corporation and on their own individual performance.

The objectives of the Plan are:

         --  Effectively maintain cost control measures.
         --  Ensure optimum revenue mix.
         --  Ensure effective waste stream pricing.

In order to accomplish these objectives, a certain percentage of a key manager's total compensation package will be at risk. Therefore, plan participants must direct their efforts and set goals which will maximize the success of their business unit as defined by the Plan.



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                              III. ATTAINING GOALS

The success of the Management Incentive Plan will be measured by attaining preset goals for earnings before interest and taxes, revenue, earnings per share, and by showing a significant level of commitment and personal contribution to the Company throughout the year. This can only be accomplished by the combined support of the Company's management team.

Each participant should understand that their earnings opportunities are dependent upon the attainment of these goals. To enhance this understanding, each participant will be given an explanation of the Plan along with their individual goals and bonus potentials. This will allow each participant to clearly understand that effort that increases results will produce higher rewards.

In implementing and maintaining this Plan, the following factors are of critical importance:

         -- Measures of achievement will be quantitative and qualitative in nature. The quantitative measures of achievement will be financial goals that are tied to the Company's annual financial budget. The use of such goals will help generate and reinforce a commitment to the budgeting process. The qualitative measure of achievement will be based on the participant's level of commitment to the Company and their overall contribution to the Company's success.

         -- Incentive awards will be based upon the achievement of aggressive objectives. These aggressive objectives will help assure that the Plan pays for itself out of incremental additional profits; and that stockholders receive an appropriate return of investment in the incentive payments.

         -- The threshold of incentive awards will only be at a "competent" level of performance but appreciable more award will result from extra efforts and results achieved due to higher levels of performance.



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

                     IV. ELIGIBILITY FOR PLAN PARTICIPATION

For fiscal year 1998, participation in the Management Incentive Plan will be limited to:

         Executive Staff                         Operations Managers
         Directors                               Key Managers
         Facility Managers

These positions are targeted because of their direct accountability for the operating results of a major business unit(s) and their accountability for structuring a function under them.

To receive an annual incentive award, participants must occupy a bonus eligible position in the Management Incentive Plan as of April 1, 1998, and be employed by Laidlaw Environmental Services at the time incentive awards are paid. Participants who have not occupied an incentive eligible position for the full fiscal year will be prorated based on the number of full months of participation. These eligibility criteria apply to current employees promoted to eligible positions, new hires hired into eligible positions, or employees in positions subsequently selected to participate in the Plan.


                                V. PLAN STRUCTURE

A. PERFORMANCE MEASURES AND TARGET BONUSES

Participants will be judged against achieving separate criteria which will be set at the beginning of the year. These are EBIT, revenue, earnings per share ("quantitative"), and individual performance ("qualitative"). Each participant should read the Plan carefully to attain a proper understanding of the Plan and its dynamics.

1. EBIT

EBIT is defined as earnings before interest, taxes, and non-sales incentive expense. EBIT will be derived from the final monthly Financial Results Report of the fiscal year after appropriate adjustments. For FY1998, the EBIT goal will be budgeted EBIT.

2. REVENUE

Revenue includes outside and inter-company revenue and will be derived from the final monthly Financial Results Report of the fiscal year after appropriate adjustments. For FY98, the revenue goal will be budgeted revenue. However, for Operations Sr. Vice Presidents and Regional Vice Presidents the revenue goal will be rolled up billed revenue of the Directors of Sales under their direction. Proposals Group participants will also be measured on billed revenue.


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                                V. PLAN STRUCTURE
                                   (CONTINUED)
3. EARNINGS PER SHARE

Earnings per share is defined as basic earnings per share as disclosed on the income statement after adding back the after tax impact of the non-sales incentive expense.

4. INDIVIDUAL PERFORMANCE

OPERATIONS

The Qualitative Assessment Summary Sheet (see attachments) is used to identify specific goals and measures for performance of personal objectives. The overall achievement level will determine the bonus earned for Qualitative Goals. Specific goals are set in five different areas: Health and Safety, Employee Turnover, Regulatory Training, Customer Service, and Financial Improvement. Each goal has a weight and a rating. The ratings earned and goal weight are combined to determine the appropriate bonus payment percentage. This method provides a more objective measure and a more goals driven means to focus individual performance.

STAFF

Individual performance will be judged against measurable personal objectives set at the beginning of the year. Participants and their supervisors will discuss and agree to specific personal objectives and measures for the year. At end of the year each participant's performance will be evaluated against the pre-set measures to determine the bonus achievement level.

B. PERFORMANCE AND AWARD CRITERIA

1. TARGET BONUS LEVELS

The target bonus payout is the monetary award that will be paid if all quantitative and qualitative goals are achieved exactly as set. This will be calculated as a percentage of base pay called the target bonus percent. For example, a participant whose base pay is $50,000 and whose target bonus percent is 30% will receive a $15,000 award if all the performance goals are met exactly. This award can fluctuate if separate goals are missed or exceeded. The base pay level used to calculate bonus awards will be the base annualized salary paid as of August 31, 1998. Target bonus percents can be found in Table 2.

2. UNITS OF MEASURE

The performance criteria for each plan participant should focus upon the appropriate areas in which the position has opportunity to impact. The performance criteria is based upon specific operating center(s) under which each participant has influence or


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                                V. PLAN STRUCTURE
                                   (CONTINUED)

control. It should be noted that any unit of measure is not permanently fixed and could vary from year to year.

The units of measure used and their associated contribution to the overall payout are based upon the position's level of control within the organization. These are presented in Table 2:

                                     TABLE 2
                          UNIT OF MEASURE AND PAYOUT AS
                         PERCENT OF BASE PAY BY POSITION

--------------------------------------------------------------------------------------------------------------------
                           TARGET     CORP.     CORP.    DIV.     DIV.    REG.      REG.    FAC.     FAC.
       POSITION            PAYOUT      EPS      EBIT     EBIT     REV     EBIT      REV     EBIT     REV.    QUAL.
====================================================================================================================
CEO                         60%        70%                                                                    30%
COO                         50%        70%                                                                    30%
Senior VP                   40%                 20%       30%     30%                                         20%
Regional VP                 35%                           20%              30%      30%                       20%
Staff VP                    35%        70%                                                                    30%
Staff Dir - Corp.           20%        70%                                                                    30%
Staff Dir - Div             20%                 20%       60%                                                 20%
Staff Dir - Reg.            20%                           20%              60%                                20%
Facility Manager            30%                                            20%               30%     30%      20%
Operations Mgr.             15%                                            20%               60%              20%
Key Manager                 15%        70%                                                                    30%
Key Staff                   10%                 20%       60%                                                 20%
--------------------------------------------------------------------------------------------------------------------

Note that Facility Managers and Operations Managers must first achieve the threshold of their facility EBIT goal to be eligible to receive a qualitative award.


3. PAYOUT SCHEDULE

The achievement level attained against each goal will determine how much incentive award arising from each goal will be paid. The schedule in Table 3 presents the payout percentages for various achievement levels of the quantitative measures. In order to be paid an award for EBIT, revenue, or EPS, the threshold level must first be met

4. BONUS CAP

Facility Managers, Operations Managers and others whose bonus is judged primarily on facility measures will be paid from a pool of funds limited to 5% of actual EBIT for that facility. Facility Managers and/or Operations Managers who are responsible for more than one facility will be paid from a combined pool.



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                                V. PLAN STRUCTURE
                                   (CONTINUED)


                                     TABLE 3

                 PAYOUT SCHEDULE AS PERCENTAGE OF TARGET PERCENT
         FOR ANNUAL EBIT/REVENUE/EPS ACHIEVED AGAINST COMMITTED TARGETS

--------------------------------------------------------------------------------
                                EBIT/REVENUE/EPS

                            ACHIEVED AGAINST COMMITTED
      INCENTIVE STEP                  TARGETS                     PAYOUT LEVEL
--------------------------------------------------------------------------------
           30                          110% +                         135%
           29                          109%                           131%
           28                          108%                           127%
           27                          107%                           123%
           26                          106%                           119%
           25                          105%                           115%
           24                          104%                           112%
           23                          102%                           106%
           22                          101%                           103%
           21                          100%                           100%
           20                           99%                            99%
           19                           98%                            98%
           18                           97%                            97%
           17                           96%                            96%
           16                           95%                            95%
           15                           94%                            94%
           14                           93%                            93%
           13                           92%                            92%
           12                           91%                            91%
           11                           90%                            90%
           10                           89%                            86%
            9                           88%                            82%
            8                           87%                            78%
            7                           86%                            74%
            6                           85%                            70%
            5                           84%                            66%
            4                           83%                            62%
            3                           82%                            58%
            2                           81%                            54%
            1                           80%                            50%
            0                 less than 80%                             0%
--------------------------------------------------------------------------------



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                                V. PLAN STRUCTURE
                                   (CONTINUED)

An example of a bonus calculation follows:

         Facility Manager
         Annual Salary:  $50,000
         Target Bonus Percent:  30%

------------------------------------------------------------------------------------------------------------------------------
                                                                 UNIT OF          TARGET         ANNUAL         GOAL
           GOAL                ACHIEVEMENT       PAYOUT          MEASURE          PERCENT        SALARY        PAYOUT
==============================================================================================================================
REGION EBIT                       95.6%            96%     x      20%       x     30%      x    $50,000    =    $2,880
FACILITY EBIT                    101.2%           103%     x      30%       x     30%      x    $50,000    =    $4,635
FACILITY REV.                    105.0%           115%     x      30%       x     30%      x    $50,000    =    $5,175
QUALITATIVE GOALS                450 Pts.          80%     x      20%       x     30%      x    $50,000    =    $2,400
                              ------------------------------------------------------------------------------------------------
                                 Total:                                                                        $15,090
------------------------------------------------------------------------------------------------------------------------------

                              VI. PAYMENT OF AWARDS

Each incentive award will be reviewed and approved by the appropriate senior Vice President, the Chief Operating Officer, the Vice President - Administration, and the Chief Executive Officer. Payments will be made no later than November 15, 1998. Participants who voluntarily terminate their employment with Laidlaw Environmental Services prior to awards being issued will forfeit their right to receive any award.

Any adjustment of bonus amounts or any consideration of special circumstances must be approved by the Vice President - Administration, and the Chief Executive Officer.



                            VII. PLAN ADMINISTRATION

The Chief Executive Officer of Laidlaw Environmental Services is the sole interpreter and arbitrator of these provisions and has the right to amend, withdraw or revoke the Plan or any of its provisions at any time.


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                          VIII. SUMMARY AND CONCLUSION

The conceptual framework and guidelines covered in this Plan represent those elements that necessarily must be examined to assure the value to the Company of the short-term cash incentive compensation plan. Several steps must be taken to ensure that those objectives which the plan is designed to meet can be accomplished. These steps are described as follows:

         COMMUNICATION OF THE PLAN

         It is important that the Plan be effectively communicated to all participants. This would include individual discussions with each participant. These discussions should include a review of the measures and standards that should be developed to assess personal and/or business unit performance, as well as a clarification of the details of the plan and individual opportunities.

         DEVELOPMENT OF PERFORMANCE MEASURES

         Business unit(s) and any individual goals should be established and communicated at the beginning of the fiscal year. Accepted standards are those that are reasonable and realistic reflections of current opportunity, as well as striving for improvement. Measurements of performance should use relevant quantitative criteria.



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